UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                              August 28, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)

Registrant’s telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On August 28, 2008 the stockholders of Minrad International, Inc. approved the issuance of shares of common stock of the Company in connection with the conversion of its 8% senior convertible notes. The stock is issuable upon conversion of convertible notes in the aggregate principal amount of $40,000,000, which were issued by the company on May 6, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)
September 4, 2008	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO